================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       -----------------------------------



       Date of Report (Date of earliest event reported): November 30, 1998


                                 NCO GROUP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Pennsylvania                  0-21639                23-2858652
-------------------------------  -----------------------  ----------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                          (Identification Number)


                             515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (215) 793-9300
                                                           --------------

         On December 15, 1998, NCO Group, Inc. ("NCO") filed a Current Report on Form 8-K with the SEC to report, among other things, the acquisition of all of the outstanding stock of Medaphis Services Corporation. NCO is amending such Current Report on Form 8-K to provide the financial information required by Item 7 of the Current Report on Form 8-K.

         NCO Group, Inc. recognizes all contingency fee revenue upon the collection of funds by, or on behalf of, clients. Medaphis Services Corporation recognized contingency fee revenue for services rendered based on its estimate of the fees that will be invoiced when collections on patient accounts are received, less appropriate allowances for potentially uncollectable amounts. The estimated fees are included in Medaphis Services Corporation's balance sheet as "Accounts receivable, unbilled."

         NCO Group, Inc. was aware of the difference in accounting methods at the time of the Medaphis Services Corporation acquisition, and accordingly, changed Medaphis Services Corporation's revenue recognition policy after the acquisition to conform to that of NCO Group, Inc. The pro forma financial statements included elsewhere in this filing on Form 8-K have been adjusted to conform the revenue recognition policy used by Medaphis Services Corporation in their historical financial statements.

         The Securities and Exchange Commission is currently reviewing Medaphis Services Corporation's revenue recognition policy. If, as a result of this review, the management of Medaphis Services Corporation determines that their financial statements need to be modified, the financial statements and the corresponding pro forma adjustments will be updated accordingly.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         The following exhibits are being filed as part of this report:

         (a) Financial Statements of Businesses Acquired
             -------------------------------------------
Medaphis Services Corporation -- Report of Independent Accountants..............................F-1

Consolidated Balance Sheets as of December 31, 1996 and 1997 and as of
       September 30, 1998 (unaudited)...........................................................F-2

Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and
       1997 and for the nine months ended September 30, 1997 and 1998 (unaudited)...............F-3

Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998 (unaudited)...........F-4

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995,
       1996 and 1997 and for the nine months ended September 30, 1998 (unaudited)...............F-5

Notes to Financial Statements...................................................................F-6

         (b) Pro Forma Financial Information.
             --------------------------------

Pro Forma Consolidated Financial Statements ....................................................F-7

         (c) Exhibits
             --------

         Number            Title
         ------            -----

         1. Amended and Restated Stock Purchase Agreement by and between NCO and Medaphis Corporation dated as of October 15, 1998 as amended and restated on November 30, 1998. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request. (previously filed)

         2. Third Amended and Restated Credit Agreement dated as of November 30, 1998 by and among NCO, its U.S. Subsidiaries, the Financial Institutions listed therein as Lenders and Mellon Bank, N.A. as administrative agent. NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request. (previously filed)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NCO GROUP, INC.

                                       By: /s/ Steven L. Winokur
                                           -------------------------------------
                                           Executive Vice President, Finance,
                                           Chief Financial Officer and Treasurer


Date:   February 16, 1999

                        Report of Independent Accountants

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of certain subsidiaries of Medaphis Services Corporation (a wholly owned subsidiary of Medaphis Corporation) at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    As discussed in Note 15, on October 16, 1998, Medaphis Corporation entered into a definitive agreement to sell the Company, subject to certain conditions of closing.

PricewaterhouseCoopers LLP

Atlanta, Georgia
October 28, 1998

                          MEDAPHIS SERVICES CORPORATION
               (a wholly owned subsidiary of Medaphis Corporation)
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except par value and share data)


                                                                      December 31,          September 30,
                                                                -----------------------     ------------
                                                                  1996            1997          1998
                                                                --------       --------       --------
                                                                                             (Unaudited)
Current Assets:
  Cash and cash equivalents .............................       $  2,228       $  2,453       $  2,413
  Restricted cash .......................................          3,892          3,358          5,413
  Accounts receivable, billed (less allowances of $1,100,
     $1,000 and $3,300) .................................         11,845         16,307         14,377
  Accounts receivable, unbilled .........................         11,119         12,335         14,200
  Other .................................................            594            649            579
                                                                --------       --------       --------
          Total current assets ..........................         29,678         35,102         36,982
Property and equipment ..................................          9,803         13,069         12,395
Intangible assets .......................................         56,003         53,429         52,986
Due from Parent .........................................         14,278          8,679         12,745
Other ...................................................           --            2,081          3,210
                                                                --------       --------       --------
                                                                $109,762       $112,360       $118,318
                                                                ========       ========       ========
Current Liabilities:
  Accounts payable ......................................       $  1,911       $  2,315       $  1,784
  Accrued compensation ..................................          4,038          4,637          5,692
  Accrued expenses ......................................          7,366          5,614          6,643
  Current portion of capital lease obligations ..........             53             58             35
  Deferred income taxes .................................          1,964          1,976          2,539
                                                                --------       --------       --------
          Total current liabilities .....................         15,332         14,600         16,693
Capital lease obligations ...............................            250            192            170
Deferred income taxes ...................................          3,798          4,356          6,354
                                                                --------       --------       --------
          Total liabilities .............................         19,380         19,148         23,217
                                                                --------       --------       --------
Commitments and contingencies (Note 12)
Stockholders' Equity:
  Common stock, voting, $1.00 par value, 1,000
   authorized in 1996, 1997 and 1998; issued and
   outstanding, 100 in 1996, 1997 and 1998...............             --             --             --
  Paid-in capital .......................................         68,479         68,479         68,479
  Retained earnings .....................................         21,903         24,733         26,622
                                                                --------       --------       --------
          Total stockholders' equity ....................         90,382         93,212         95,101
                                                                --------       --------       --------
                                                                $109,762       $112,360       $118,318
                                                                ========       ========       ========

                 See notes to consolidated financial statements.

                          MEDAPHIS SERVICES CORPORATION
               (a wholly owned subsidiary of Medaphis Corporation)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)

                                                                                     Nine Months Ended
                                             Year Ended December 31,                     September 30,
                                   ---------------------------------------         -----------------------
                                     1995            1996            1997            1997            1998
                                   -------         -------         -------         -------         -------
                                                                                         (Unaudited)
Revenue ..................         $67,356         $87,553         $95,484         $71,163         $77,157
Revenue from affiliates ..           1,727           1,323           1,213             928             948
                                   -------         -------         -------         -------         -------
          Total revenue ..          69,083          88,876          96,697          72,091          78,105
                                   -------         -------         -------         -------         -------
Salaries and wages .......          37,995          52,251          61,217          45,490          48,340
Other operating expenses .          14,835          20,788          25,258          18,909          21,299
Depreciation .............           2,075           2,354           3,387           2,205           3,695
Amortization .............           1,386           2,002           2,028           1,508           1,569
                                   -------         -------         -------         -------         -------
          Total expenses .          56,291          77,395          91,890          68,112          74,903
                                   -------         -------         -------         -------         -------
Income before income taxes          12,792          11,481           4,807           3,979           3,202
Income tax expense .......           5,162           4,686           1,977           1,631           1,313
                                   -------         -------         -------         -------         -------
          Net income .....         $ 7,630         $ 6,795         $ 2,830         $ 2,348         $ 1,889
                                   =======         =======         =======         =======         =======

                 See notes to consolidated financial statements.

                          MEDAPHIS SERVICES CORPORATION
               (a wholly owned subsidiary of Medaphis Corporation)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                                    Nine Months Ended
                                                          Year Ended December 31,                      September 30,
                                                 ----------------------------------------        ------------------------
                                                   1995            1996            1997            1997            1998
                                                 --------        --------        --------        --------        --------
                                                                                                        (Unaudited)
Cash Flows From Operating Activities
Net income ...............................       $  7,630        $  6,795        $  2,830        $  2,348        $  1,889
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization ..........          3,461           4,356           5,415           3,713           5,264
  Deferred income taxes ..................          1,799           2,287             570            (347)          2,561
  Changes in assets and liabilities,
     excluding effects of acquisitions and
     divestitures:
     Restricted cash .....................           (385)            (26)            534            (923)         (2,054)
     Accounts receivable, billed .........         (1,114)            (70)         (4,462)         (2,874)          1,930
     Accounts receivable, unbilled .......         (4,215)         (3,949)         (1,216)           (875)         (1,865)
     Accounts payable ....................            167             676             404            (565)           (531)
     Accrued compensation ................            128           1,462             599            (419)          1,055
     Accrued expenses ....................            915             582              (4)          1,094           1,495
     Other, net ..........................           (399)           --            (1,884)         (1,124)         (1,025)
                                                 --------        --------        --------        --------        --------
          Net cash provided by operating
            activities ...................          7,987          12,113           2,786              28           8,719
                                                 --------        --------        --------        --------        --------
Cash Flows From Investing Activities:
     Acquisitions, net of cash acquired ..        (18,319)         (3,626)           (861)           (814)           (356)
     Purchases of property and equipment .         (1,557)         (6,467)         (6,904)         (5,498)         (3,056)
     Software development costs ..........           --               (74)           (342)           (331)         (1,235)
                                                 --------        --------        --------        --------        --------
          Net cash used for investing
            activities ...................        (19,876)        (10,167)         (8,107)         (6,643)         (4,647)
                                                 --------        --------        --------        --------        --------
Cash Flows From Financing Activities:
Intercompany (repayments) borrowings, net          (7,170)         (2,842)          5,546           7,050          (4,112)
Capital contribution from Parent .........         17,202           3,000            --              --              --
                                                 --------        --------        --------        --------        --------
          Net cash provided by (used for)
            financing activities .........         10,032             158           5,546           7,050          (4,112)
                                                 --------        --------        --------        --------        --------
Cash and Cash Equivalents:
Net change ...............................         (1,857)          2,104             225             435             (40)
Balance at beginning of period ...........          1,981             124           2,228           2,228           2,453
                                                 --------        --------        --------        --------        --------
Balance at end of period .................       $    124        $  2,228        $  2,453        $  2,663        $  2,413
                                                 ========        ========        ========        ========        ========


                 See notes to consolidated financial statements.

                          MEDAPHIS SERVICES CORPORATION
               (a wholly owned subsidiary of Medaphis Corporation)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (in thousands)

                                                                            Total
                                               Paid-in       Retained   Stockholders'
                                               Capital       Earnings      Equity
                                               -------       -------       -------
Balance at December 31, 1994, unaudited        $48,277       $ 7,478       $55,755
Capital contribution from Parent .......        17,202          --          17,202
Net income .............................          --           7,630         7,630
                                               -------       -------       -------
Balance at December 31, 1995 ...........       $65,479       $15,108       $80,587
                                               =======       =======       =======

Capital contribution from Parent .......         3,000          --           3,000
Net income .............................          --           6,795         6,795
                                               -------       -------       -------
Balance at December 31, 1996 ...........       $68,479       $21,903       $90,382
                                               =======       =======       =======

Net income .............................          --           2,830         2,830
                                               -------       -------       -------
Balance at December 31, 1997 ...........       $68,479       $24,733       $93,212
                                               =======       =======       =======

Net income .............................          --           1,889         1,889
                                               -------       -------       -------
Balance at September 30, 1998, unaudited       $68,479       $26,622       $95,101
                                               =======       =======       =======

                 See notes to consolidated financial statements.

                          MEDAPHIS SERVICES CORPORATION
               (a wholly owned subsidiary of Medaphis Corporation)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation. These consolidated financial statements include the accounts of certain subsidiaries of Medaphis Services Corporation, which is a wholly owned subsidiary of Medaphis Corporation ("Medaphis" or the "Parent"). The legal structure of Medaphis Services Corporation includes two wholly owned subsidiaries, AssetCare, Inc. ("AssetCare") and National Healthcare Technologies, Inc. ("NHTI"). Solely for the special purpose of these financial statements, the Parent has excluded all assets, liabilities and activities of NHTI and Medaphis Services Corporation's printing operation (the "Laser Center") from the assets, liabilities and activities of Medaphis Services Corporation. As a result, all references to the "Company" or "Hospital Services" contained in these financial statements represent the accounts and activities of Medaphis Services Corporation, excluding the accounts and activities of NHTI and the Laser Center.

    As further discussed in Note 10, the Parent has allocated certain costs incurred by the Parent related to certain shared services, including executive offices, human resources, insurance, legal, payroll processing, external reporting, management information systems and certain other administrative expenses provided by the Parent to all subsidiaries. The Parent has not allocated any interest charges as there are no specific borrowings related to the Company.

    Nature of Operations. Hospital Services provides business management services primarily to hospitals throughout the United States. The Company's business management services generally include: electronic and manual claims submission, automated patient billing, past due and delinquent accounts receivable collection and patient eligibility programs. The Company historically has not experienced any significant losses related to individual clients, classes of clients or groups of clients in any geographical area.

    Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    Revenue Recognition. Fees for the Company's business management services are primarily based on a percentage of net collections on clients' patient accounts and revenue is recognized as business management services are performed. Certain facilities management contracts are billed on a fixed fee basis. Revenue related to such contracts is recognized based on the related contract terms, which typically includes monthly invoicing and payment. Accounts receivable, billed, represents amounts invoiced to clients. Accounts receivable, unbilled, represents amounts recognized for services rendered but not yet invoiced and is based on the Company's estimate of the fees that will be invoiced when collections on patient accounts are received, less appropriate allowances for potentially uncollectible amounts.

    Long-term contracts. Certain contracts include performance incentives to the Company, or guarantees, for, or by, the Company. For guarantees by the Company, loss accruals, if any, are recorded as management determines the probability and amount required on any applicable contracts. These performance incentives are accrued over the remaining life of the applicable contract when the Company believes it has sufficient historical information to estimate such amounts and collection is reasonably assured. At December 31, 1997 and September 30, 1998, other assets include $1.4 million and $2.8 million (unaudited), respectively, of unbilled receivables related to a performance incentive that the Company expects to settle in April 1999 related to a single contract.

    Cash and Cash Equivalents. Cash and cash equivalents include all highly liquid investments with an initial maturity of no more than three months.

    Restricted Cash. Restricted cash principally represents amounts collected on behalf of certain clients, a portion of which is held in trust until remitted to such clients.

    Property and Equipment. Property and equipment, including equipment under capital leases, are stated at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally ten years for furniture and fixtures, three to ten years for equipment, and leasehold improvements are depreciated over the term of the lease.

    Intangible Assets. Intangible assets are composed principally of goodwill, client lists and software development costs.

    Goodwill and Client Lists. Goodwill represents the excess of the cost of the businesses acquired over the fair value of net identifiable assets at the date of the acquisition and is amortized using the straight line method. The Company amortizes goodwill over a period of 40 years as management believes that these assets have an indeterminate life. Management believes that Hospital Services' value is in the differentiated service business it operates, which outlasts the individual clients that make it up, and that the current base of business, which has made Hospital Services a leader in healthcare business management services, provides the foundation for continued growth. Management continually monitors events and circumstances both within the Company and within the industry which could warrant revisions to the Company's estimated useful life of goodwill. If the Company ever determines that a reduction in the amortization period is necessary, it could have a material impact on the Company's results of operations. Client lists are amortized using the straight line method over their estimated period of benefit, generally 7 to 20 years.

    The Company monitors events and changes in circumstances that could indicate carrying amounts of intangible assets may not be recoverable. When events or changes in circumstances are present that indicate the carrying amount of intangible assets may not be recoverable, the Company assesses the recoverability of intangible assets by determining whether the carrying value of such intangible assets will be recovered through undiscounted expected future cash flows. Should the Company determine that the carrying values of specific intangible assets are not recoverable, the Company would record a charge to reduce the carrying value of such assets to their fair values. The Company determines fair value based on discounted expected future cash flows during the period of benefit. No impairment losses related to goodwill or client lists have ever been recorded. The Company believes that the recorded amounts of goodwill and client lists are recoverable at December 31, 1997 and September 30, 1998.

    Software Development Costs. Software development costs represent the costs incurred in the development or the enhancement of software utilized in providing the Company's business management systems and services. Software development costs are capitalized after the preliminary project stage is completed and management has committed to the software project. Capitalization ceases when the software project is substantially complete and ready for its intended use. Software development costs are amortized using the straight line method over the estimated economic lives of the assets, which are generally three to five years.

    Stock-based Compensation Plans. The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). In Note 8, the Company presents the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS No. 123"). SFAS No. 123 requires that companies which elect to not account for stock-based compensation as prescribed by that statement shall disclose, among other things, the pro forma effects on net income as if SFAS No. 123 had been adopted.

    Income Taxes. The provisions for income taxes have been prepared as if the Company was an independent entity for all periods presented and in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109").

    Unaudited Financial Statements. The information presented as of September 30, 1998, and for the nine months ended September 30, 1997 and September 30, 1998, has not been audited. In the opinion of management, the unaudited balance sheet and the unaudited statements of operations and cash flows include all adjustments, consisting solely of normal recurring adjustments, necessary to present fairly, in accordance with the basis of presentation described above, the Company's balance sheet as of September 30, 1998, and the Company's results of operations and cash flows for the nine months ended September 30, 1997 and September 30, 1998. The interim results of operations are not necessarily indicative of results which may occur for the full fiscal year.

2.  BUSINESS COMBINATIONS

    The Company acquired either substantially all of the assets or all of the outstanding capital stock of each of the following businesses which were accounted for using the purchase method of accounting:

                                                                                                     Acquisition
     Company Acquired                                                                Consideration       Date
     ----------------                                                                -------------       ----
                                                                                             (in thousands)
     CBT Financial Services, Inc..............................................         $  3,000     February 1996
     The Receivables Management Division of MedQuist, Inc. ("RMD")............         $ 17,202     December 1995

    The Company's acquisitions of these businesses were funded by the Parent. For purposes of these financial statements, such funding is treated as a capital contribution in the respective period.

    Each of the foregoing acquisitions has been recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair value as of the date of acquisition. The operating results of the acquired businesses are included in the Company's consolidated statements of operations from the respective dates of acquisition. The following unaudited pro forma financial information presents the results of the Company for the year ended December 31, 1995, as if the acquisition of RMD had occurred on January 1, 1995. The pro forma information does not purport to be indicative of the results that would have been obtained if the operations had actually been combined during the period presented and is not necessarily indicative of operating results to be expected in future periods. The pro forma impact on 1996 was not material for separate presentation.

                                                                                                      1995
                                                                                                   (unaudited)
                                                                                                   -----------
                                                                                                       (in
                                                                                                   thousands)
    Revenue.................................................................................         $87,098
    Net income..............................................................................           9,008

    With respect to each of the acquisitions above, the fair value of the net tangible assets acquired was not significant; as a result, substantially all of the aggregate purchase price was allocated to goodwill and other intangibles as follows: goodwill -- $14.9 million and client lists -- $3.6 million. The remainder of the purchase price was allocated among various net tangible assets.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                 December 31,            September 30,
                                                                           ---------------------------       1998
                                                                               1996            1997       (unaudited)
                                                                           -----------     -----------   ------------
                                                                                          (in thousands)
    Furniture and fixtures..........................................         $  3,418        $  3,307      $  3,413
    Equipment.......................................................           15,094          17,733        20,507
    Leasehold improvements..........................................              795           1,378         1,554
                                                                             --------        --------      --------
                                                                               19,307          22,418        25,474
    Less accumulated depreciation...................................            9,504           9,349        13,079
                                                                             --------        --------      --------
                                                                             $  9,803        $ 13,069      $ 12,395
                                                                             ========        ========      ========

4.  INTANGIBLE ASSETS

    Intangible assets consists of the following:

                                                                                                         September
                                                                                 December 31,               30,
                                                                           ------------------------        1998
                                                                              1996          1997        (unaudited)
                                                                           ----------    ----------     -----------
                                                                                          (in thousands)
    Goodwill..........................................................       $51,887       $50,999        $50,890
    Client lists......................................................         9,470         9,470          9,470
    Software development costs........................................            74           416          1,651
                                                                             -------       -------        -------
                                                                              61,431        60,885         62,011
    Less accumulated amortization.....................................         5,428         7,456          9,025
                                                                             -------       -------        -------
                                                                             $56,003       $53,429        $52,986
                                                                             =======       =======        =======

    Amortization expense on goodwill and client lists was approximately $1.4 million, $2.0 million, $2.0 million and $1.5 million (unaudited) for the years ended December 31, 1995, 1996, 1997 and the nine-month period ended September 30, 1998, respectively. The goodwill and client lists balance, net of accumulated amortization, was $55.9 million, $53.0 million and $51.4 million (unaudited) at December 31, 1996, 1997 and September 30, 1998.

    Expenditures on capitalized software development costs were approximately $74,000, $342,000 and $1.2 million (unaudited) in 1996, 1997 and the nine-month period ended September 30, 1998, respectively. Amortization expense related to the Company's capitalized software costs totaled approximately $23,000 and $83,000 (unaudited) for the year ended December 31, 1997 and the nine-month period ended September 30, 1998, respectively. The Company did not incur capitalized software development costs in 1995.

5.  ACCRUED EXPENSES

    Accrued expenses consists of the following:

                                                                           December 31,               September 30,
                                                                     ---------------------------          1998
                                                                         1996            1997          (unaudited)
                                                                     -----------     -----------      ------------
                                                                                       (in thousands)
    Accrued costs of businesses acquired........................        $2,316          $  729           $  264
    Funds due clients...........................................         3,892           3,358            5,413
    Deferred revenue............................................           251           1,063              174
    Other.......................................................           907             464              792
                                                                        ------          ------           ------
                                                                        $7,366          $5,614           $6,643
                                                                        ======          ======           ======

6.  LEASE COMMITMENTS

    The Company leases office space and equipment under noncancelable operating leases which expire at various dates through 2008. Rent expense was $1.8 million, $2.6 million, $3.0 million and $2.5 million (unaudited) for the years ended December 31, 1995, 1996, 1997 and the nine-month period ended September 30, 1998, respectively.

    Future minimum lease payments under noncancelable operating leases beginning in the fourth quarter of 1998 are as follows (in thousands):

      Fourth quarter of 1998...........................      $    939
      1999.............................................         3,446
      2000.............................................         3,080
      2001.............................................         2,517
      2002.............................................         1,514
      Thereafter.......................................         1,189
                                                             --------
                                                             $ 12,685
                                                             ========

7.  CAPITAL LEASE OBLIGATIONS

    The Company's capital leases consist of leases for equipment. The carrying amounts of capital lease obligations reflected in the Company's balance sheets approximate fair value of such instruments due to the fixed rates on the capital lease obligations which approximate market rates.

    The aggregate maturities of capital lease obligations are as follows (in thousands):

       Fourth quarter of 1998.............................       $   13
       1999...............................................           25
       2000...............................................           17
       2001...............................................           18
       2002...............................................           20
       Thereafter.........................................          112
                                                                 ------
                                                                 $  205
                                                                 ======

    In addition, certain of the Company's property and equipment are leased by the Parent under master lease arrangements which qualify as capital leases. The obligations under such master lease arrangements are not transferable, in parts, to Hospital Services or any other party. Accordingly, the Company has recorded a liability associated with such leased equipment as a reduction of the Due from Parent amount.

8.  COMMON STOCK OPTIONS AND STOCK AWARDS

    The Parent has several stock option plans, including a Non-Qualified Stock Option Plan, a Non-Qualified Stock Option Plan for Employees of Acquired Companies, and a Non-Qualified Stock Option Plan for Non-executive Employees, in which the employees of the Company participate. Each plan provides for the participant to purchase shares of the Parent's common stock. Granted options expire 10 to 11 years after the date of grant and generally vest over a three to five year period. The Company sponsors no separate stock option plans.

    The following table summarizes the activity related to the Company's employees who participate in the stock option plans of the Parent:

                                                                  Year Ended December 31,
                                -------------------------------------------------------------------------------------------
                                           1995                           1996                            1997
                                ---------------------------  ------------------------------  ------------------------------
                                 Shares    Weighted-Average     Shares     Weighted-Average     Shares     Weighted-Average
                                  (000)     Exercise Price       (000)      Exercise Price       (000)      Exercise Price
                                --------  -----------------  -----------  -----------------  -----------   ----------------
     Options outstanding as of
       January 1............        739        $  8.67             842         $ 12.36             886         $ 10.11
     Granted................        168          27.06             444           14.88             660            5.85
     Exercised..............        (45)          4.86            (118)           6.37             (21)           7.44
     Canceled...............        (20)         12.78            (282)          25.95            (558)           9.77
                                -------                         ------                          ------
     Options outstanding as of
       period end...........        842        $ 12.42             886         $ 10.11             967         $  7.45
                                =======                         ======                          ======
     Options exercisable as of
       period end...........        369        $  6.15             390         $  7.60             497         $  6.74
     Weighted-average fair
       value of options
       granted during the
       year.................    $  14.14                        $ 6.50                          $ 2.36

    The following table summarizes information about stock options held at December 31, 1997 by employees of the Company who participate in the Parent's Stock Option Plans:

                                                        Options Outstanding                        Options Exercisable
                                         -------------------------------------------------   ----------------------------------
                                             Number          Weighted-                            Number
                                         Outstanding at       Average                         Exercisable at
                                          December 31,       Remaining         Weighted-       December 31,
                                              1997          Contractual         Average            1997        Weighted-Average
     Range of Exercise Prices                 (000)            Life         Exercise Price         (000)        Exercise Price
     ------------------------            --------------   -------------     ---------------- ----------------  ----------------
     $2.00 to $4.00....                        170             3.43             $  2.48             170            $  2.48
     $5.38 to $7.44....                        563             8.98                5.38             191               5.38
     $7.50 to $8.50....                         51             6.61                7.51              40               7.51
     $9.88 to $10.00...                         54             7.84                9.93              24               9.88
     $13.75 to $16.50..                         74             7.10               15.76              55              15.90
     $25.00 to $37.00..                         55             8.80               30.45              17              28.53
                                               ---                                                  ---
     $2.00 to $37.00...                        967             7.66                7.45             497               6.74
                                               ===                                                  ===

    On October 25, 1996 and April 25, 1997, the Compensation Committee of the Board of Directors of the Parent approved adjustments of the exercise price for certain outstanding employee stock options, which had an exercise price of $15.00 and above and $5.50 and above, respectively. The revised exercise prices of $9.875 and $5.375, respectively, were established by reference to the closing price of the Parent's Common Stock on October 25, 1996 and April 25, 1997, respectively. The outstanding options held by the executive officers of the Parent were adjusted as part of such option restrikes, but no adjustments were made to any options held by directors or former employees of the Parent. In approving the adjustments, the Compensation Committee relied upon the views of its outside advisors with respect to the legal, accounting and compensation issues associated with the action and took into consideration, among other things, the following factors: (i) the Parent historically had paid salaries which were at or below market levels and had made up for lower salaries through stock option grants to employees; (ii) the Parent historically had used stock options as its principal long-term incentive program; (iii) the highly skilled employees of the Parent possessed marketable skills; and (iv) senior management of the Parent believed that there was potential for increased attrition among its key employees and that adjustment of the exercise price of the outstanding options would significantly help to mitigate such risk.

    The Company accounts for its stock-based compensation plans under APB No.
25. As a result, the Company has not recognized compensation expense for stock options granted from the Parent's plans with an exercise price equal to the quoted market price of the

Parent's Common Stock on the date of grant and which vest based solely on continuation of employment by the recipient of the option award. For SFAS No. 123 purposes, the fair value of each option grant and stock based award has been estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                                Year Ended December 31,
                                                                        ------------------------------------
                                                                           1995          1996          1997
                                                                        ---------     ---------      -------
     Expected life (years).......................................          5.66          4.88          4.33
     Risk-free interest rate.....................................          6.30%         6.25%         6.39%
     Dividend rate...............................................          0.00%         0.00%         0.00%
     Expected volatility.........................................         26.68%        46.88%        54.09%

    Had compensation cost been determined consistent with SFAS No. 123, utilizing the assumptions detailed above, the Company's net income would have decreased to the following pro forma amounts:

                                                                               Year Ended December 31,
                                                                       --------------------------------------
                                                                           1995          1996          1997
                                                                       ------------  ------------    --------
                                                                        (in thousands, except per share data)

     Net income:
       As reported...............................................         $7,630        $6,795        $2,830
       Pro forma.................................................         $7,534        $6,425        $2,642

    Because the method of accounting under SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that expected in future years.

9.  INCOME TAXES

    The Company is included in the Parent's consolidated federal income tax return. As such, it does not pay federal taxes directly to the federal government. Accordingly, the Company has recorded current tax liabilities as a reduction of the Due from Parent amount.

    Income tax expense is comprised of the following:

                                                                                     Year Ended December 31,
                                                                            ---------------------------------------
                                                                               1995           1996          1997
                                                                            ----------     ----------     ---------
                                                                                         (in thousands)
    Current:
      Federal.........................................................        $2,698         $1,918        $1,111
      State...........................................................           665            481           296
    Deferred:
      Federal.........................................................         1,564          1,989           496
      State...........................................................           235            298            74
                                                                              ------         ------        ------
    Income tax expense................................................        $5,162         $4,686        $1,977
                                                                              ======         ======        ======

    A reconciliation between the amount determined by applying the federal statutory rate to income before income taxes and income tax expense is as follows:

                                                                                     Year Ended December 31,
                                                                            --------------------------------------
                                                                               1995           1996          1997
                                                                            ---------      ---------     ---------
                                                                                         (in thousands)
    Income tax expense at federal statutory rate......................       $ 4,349        $ 3,904       $ 1,634
    State taxes, net of federal benefit...............................           439            317           195
    Nondeductible goodwill amortization...............................           124            163           119
    Other.............................................................           250            302            29
                                                                             -------        -------       -------
                                                                             $ 5,162        $ 4,686       $ 1,977
                                                                             =======        =======       =======

    For the nine month periods ended September 30, 1997 and 1998, the Company recorded income tax expense based on its estimated effective tax rate for the respective full year. For purposes of interim financial reporting, the Company has preliminarily recorded such income tax expense as an adjustment to the deferred tax liability.

    Deferred taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities and available tax credit carryforwards. The components of deferred taxes as of December 31, 1996 and 1997 are as follows:

                                                                                                December 31,
                                                                                           --------------------
                                                                                             1996        1997
                                                                                           --------    --------
                                                                                               (in thousands)
    Current:
      Accounts receivable, unbilled...................................................     $ (4,093)   $ (4,569)
      Acquisition accruals............................................................          531         637
      Accrued expenses................................................................          528         863
      Other deferred tax liabilities..................................................        1,070       1,093
                                                                                           --------    --------
                                                                                           $ (1,964)   $ (1,976)
                                                                                           ========    ========

    Noncurrent:
      Net operating loss carryforwards................................................     $  3,599    $  3,599
      Valuation allowance.............................................................       (3,599)     (3,599)
      Depreciation and amortization...................................................       (3,786)     (4,742)
      Other deferred tax liabilities..................................................          (12)        386
                                                                                           --------    --------
                                                                                           $ (3,798)   $ (4,356)
                                                                                           ========    ========

    As of December 31, 1997, the Company had federal net operating loss carryforwards ("NOLs") for income tax purposes of approximately $9.2 million which expire at various dates between 2003 and 2009 related primarily to NOL's acquired in connection with business combinations. The Internal Revenue Code of 1986, as amended, may impose substantial limitations on the use of NOLs. As such restrictions exist, the Company has provided a full valuation allowance on such amounts.

10.  RELATED PARTY TRANSACTIONS

    As a wholly owned subsidiary of the Parent, the Company engages in a variety of transactions and shared services with the Parent and other affiliated organizations. See Note 1 for a description of the reporting entity. Certain amounts have been recorded in the accompanying financial statements for the expenses incurred by the Parent to present the financial position, results of operations and cash flows of the Company as an independent entity. Costs previously incurred by Medaphis on behalf of the Company include executive offices, human resources, payroll processing, legal, external reporting, management information systems and other general and administrative services. The Parent has allocated such costs to the Company as outlined below (in thousands):

                                                                                                              Nine Months
                                                                                   Year Ended                    Ended
                                                                                   December 31,               September 30,
                                                                          ------------------------------  -------------------
    Management Services Provided          Basis of Allocations              1995       1996       1997      1997       1998
    ----------------------------          --------------------            --------   --------   --------  --------    -------
                                                                                 (unaudited)
    Executive, treasury and tax           percentage of total revenue      $   294    $   596    $ 1,856   $ 1,313    $   991
    Payroll and human resources           percentage of total employees        386        701        612       493        566
    Information systems                   percentage of total assets             9        312        913       420        604
    Accounting, legal and other general   specific identification and
      and administrative                    various other methods              490        784      1,320     1,094        886

                                                                           -------    -------    -------   -------    -------
                                                                           $ 1,179    $ 2,393    $ 4,701   $ 3,320    $ 3,047
                                                                           =======    =======    =======   =======    =======

    Management believes that the basis of allocations detailed above is reasonable. However, the incremental costs which represent the expenses the Company would have incurred on a stand alone basis, are lower. Management estimates these incremental costs would have been $0.8 million, $1.2 million, $1.6 million, $1.1 million (unaudited) and $1.2 million (unaudited) for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998, respectively.

    The Due from Parent amount represents the net cash advanced to the Parent from the operating cash flows generated by the Company, less advances from the Parent to fund operating activities, less income tax expense that was currently payable on a separate Company basis (Note 9), less the amounts due to the Parent for property and equipment used in the Company's operations that were covered by non-transferable capital lease agreements entered into by the Parent with financial institutions (Note 7) and less the Parent overhead allocations discussed above. The Due from Parent amount is noninterest bearing.

    The nature and amount of significant transactions or services with other affiliated organizations are outlined below (in thousands):

                                                                                                     Nine Months Ended
                                                                       Year Ended December 31,           September 30,
                                                                 --------------------------------- ---------------------
          Affiliate                     Nature of transaction       1995        1996       1997       1997        1998
          ---------                     ---------------------    ----------  ---------- ---------- ----------  ---------
                                                                                                              (unaudited)
          REVENUE
          Medaphis Physician Services
            Corporation ("MPSC")        Collection services       $  1,727    $  1,323   $  1,213   $    928    $    948
                                                                  ========    ========   ========   ========    ========

          EXPENSES
          Impact Innovations Group      Consulting services       $     --    $     --   $    (63)  $     --    $   (217)
          Laser Center                  Printing services           (1,962)     (3,073)    (3,445)    (2.512)     (3.013)
          NHTI                          Electronic claims               --        (153)      (234)      (173)       (149)
                                                                  --------    --------   --------   --------    --------
                                        processing
                                                                  $ (1,962)   $ (3,226)  $ (3,742)  $ (2.685)   $ (3.379)
                                                                  ========    ========   ========   ========    ========

    As stated above, the Company is a wholly owned subsidiary of the Parent and has numerous transactions and relationships with the Parent. Consolidated condensed financial information of the Parent is presented below as of and for the year ended December 31, 1997:

                                                          December 31, 1997
                                                          -----------------
                                                                  (in
                                                              thousands)
          Current assets..................................     $212,436
          Noncurrent assets...............................      661,591
          Current liabilities.............................      118,939
          Noncurrent liabilities..........................      253,307
          Revenue.........................................      572,625
          Net loss........................................      (19,303)

11.  MAJOR CUSTOMER

    The Company has one client whose revenue represents a significant portion of the Company's total revenue. Revenue from this client accounted for 18%, 26% and 26% (unaudited) of total revenue for the years ended December 31, 1996, 1997 and the nine months ended September 30, 1998, respectively.

    This revenue is generated through numerous contracts with varying terms. Such contracts are generally for a one year term with options to continue servicing the client on a month to month basis. The largest of these contracts, which represented 16%, 41% and 54% (unaudited) of the total revenue from this client for the periods ended December 31, 1996, 1997 and the nine months ended September 30, 1998, respectively, will expire in November of 1998.

12.  CONTINGENCIES

    There is currently no pending or threatened litigation which will have a material adverse effect upon the Company's financial condition or upon the results of its operations. To date, the Company has not been involved in any litigation that has had a material adverse effect upon the Company. However, in connection with providing past due or delinquent credit collection services, AssetCare operates in a litigation-intensive environment, and has, from time to time, been, and in the future expects to be, named as a party in litigation incidental to its collection operations. In the past, AssetCare has successfully defeated these claims or settled them for nominal amounts. The Company believes that any such future litigation will not have a material adverse effect upon the Company's financial condition or upon the results of its operations.

13.  EMPLOYEE BENEFIT PLANS

    The Company participates in a defined contribution plan administered by the Parent whereby employees meeting certain eligibility requirements can make specified contributions to the plan, a percentage of which are matched by the Company. The Company's contribution expense was $240,000, $335,000, $351,000 and $293,000 (unaudited) for the years ended December 31, 1995, 1996, 1997, and the nine-month period ended September 30, 1998, respectively.

    In May 1996, the Parent's stockholders approved the adoption of the Medaphis Corporation Employee Stock Purchase Plan ("ESPP") in which eligible employees of the Parent and its subsidiaries, including employees of the Company, can purchase shares of the Parent's common stock at a price equal to the lesser of 85% of the fair market value of the Parent's common stock on the first date of the purchase period or the last date of the purchase period. The maximum number of shares authorized by this plan is 1,000,000 of which 720,266 shares are remaining. The ESPP requires the Parent's stockholder approval to increase the number of shares authorized under the plan.

14.  CASH FLOW INFORMATION

    Supplemental disclosures of cash flow information and non-cash investing and financing activities were as follows:

                                                                                            Nine Months
                                                                                               Ended
                                                       Year Ended December 31,             September 30,
                                                  --------------------------------     --------------------
                                                    1995        1996        1997         1997         1998
                                                    ----        ----        ----         ----         ----
                                                            (in thousands)

    Non-cash investing and financing
      activities:
      Liabilities assumed in
         acquisitions............                  $3,409       $ 875       $ --         $ --         $ --
      Additions to capital lease
         obligations.............                     130         208         --           --           --

15.  SUBSEQUENT EVENT

    On October 16, 1998, the Parent entered into a definitive agreement to sell the Company for $107.5 million with an additional purchase price adjustment of up to $10.0 million subject to the achievement of various operational targets in 1999. Upon closing, the Parent has come to an agreement with its lenders to release all liens against the Company's assets. The transaction is subject to regulatory approval and is expected to be consummated before year end.

                   Pro Forma Consolidated Financial Statements
                              Basis of Presentation

     The Pro Forma Consolidated Balance Sheet as of September 30, 1998 and the Pro Forma Consolidated Statements of Income for the nine months ended September 30, 1998 and the year ended December 31, 1997 are based on the historical financial statements of NCO Group, Inc. ("NCO" or the "Company"); Tele-Research Center, Inc. ("Tele-Research"); CMS A/R Services ("CMS A/R"); the Collection Division of CRW Financial, Inc. ("CRWCD"); Credit Acceptance Corporation ("CAC"); ADVANTAGE Financial Services, Inc. ("AFS"); the Collection Division of American Financial Enterprises, Inc. ("AFECD"); The Response Center ("TRC"); FCA International Ltd. ("FCA"); MedSource, Inc. ("MedSource"); and Medaphis Services Corporation ("MSC") (collectively, the "Acquisitions"). All of NCO's acquisitions listed above have been accounted for under the purchase method of accounting with the results of the acquired companies included in NCO's historical statements of income beginning on the date of acquisition.

     The Pro Forma Consolidated Balance Sheet as of September 30, 1998 has been prepared assuming the MSC acquisition was completed on September 30, 1998.

    The Pro Forma Consolidated Statement of Income for the nine months ended September 30, 1998 has been prepared assuming the TRC, FCA, MedSource and MSC acquisitions were completed on January 1, 1998.

    The Pro Forma Consolidated Statement of Income for the year ended December 31, 1997 has been prepared assuming the Tele-Research, CMS A/R, CRWCD, CAC, and AFS acquisitions (collectively, the "1997 Acquisitions"); the AFECD, TRC, FCA, and MedSource acquisitions (collectively, the "1998 Pre-MSC Acquisitions"); and the MSC acquisition, were completed on January 1, 1997.

    The Pro Forma Consolidated Balance Sheet and Statements of Income do not purport to represent what NCO's actual financial position or results of operations would have been had the acquisitions occurred as of such dates, or to project NCO's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of FCA, MedSource and MSC are preliminary and the final allocations may differ from the amounts reflected herein. The unaudited Pro Forma Consolidated Balance Sheet and Statements of Income should be read in conjunction with NCO's consolidated financial statements and notes thereto and the historical financial statements of MSC which has been included elsewhere in this Current Report on Form 8-K.

                                 NCO GROUP, INC.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1998
                                   (Unaudited)
                             (Amounts in thousands)

                                                                                       Acquisition
                                                          NCO           MSC           Adjustments(1)           Pro Forma
                                                        --------     --------        ---------------           ---------
ASSETS
Current assets:
    Cash and cash equivalents                           $ 27,571     $  2,413           $ (2,413)               $ 27,571
    Accounts receivable, trade, net                       29,341       28,577            (14,200)                 43,718
    Deferred taxes                                             -            -                  -                       -
    Other current assets                                   1,239          579                  -                   1,818
                                                        --------     --------           --------                --------
         Total current assets                             58,151       31,569            (16,613)                 73,107
Property and equipment, net                               14,031       12,395             (6,145)                 20,281

Other assets:
    Intangibles,  net of accumulated amortization        157,596       52,986             50,525                 261,107
    Deferred financing costs                               9,081            -                  -                   9,081
    Deferred taxes                                             -            -                  -                       -
    Other assets                                           4,999       15,955            (12,745)                  8,209
                                                        --------     --------           --------                --------
          Total other assets                             171,676       68,941             37,780                 278,397
                                                        --------     --------           --------                --------
Total assets                                            $243,858     $112,905           $ 15,022                $371,785
                                                        ========     ========           ========                ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Long-term debt, current portion                      $ 1,453     $      -                $ -                $  1,453
    Capitalized lease obligations, current portion           243           35                  -                     278
    Corporate taxes payable                                2,564            -                  -                   2,564
    Accounts payable                                       4,791        1,784                  -                   6,575
    Accrued expenses                                       6,462        1,230             11,516                  19,208
    Accrued compensation and related expenses              6,468        5,692                  -                  12,160
    Accrued pension and other benefits, current              995            -                  -                     995
    Deferred taxes                                             -        2,539             (2,539)                      -
                                                        --------     --------           --------                --------
         Total current liabilities                        22,976       11,280              8,977                  43,233

Long-term liabilities:
    Long term debt, net of current portion                25,500            -            107,500                 133,000
    Capitalized lease obligations, net of current
      portion                                                828          170                  -                     998
    Deferred taxes                                             -        6,354             (6,354)                      -
    Accrued pension and other benefits, net of current
      portion                                              4,683            -                  -                   4,683

Redeemable Preferred Stock                                     -            -                  -                       -

Shareholders' equity
    Preferred stock                                            -            -                  -                       -
    Common stock                                         171,777            -                  -                 171,777
    Paid in capital                                            -       68,479            (68,479)                      -
    Unexercised warrants                                     875            -                  -                     875
    Cumulative translation adjustment                       (658)           -                  -                    (658)
    Treasury stock, at cost                                    -            -                  -                       -
    Retained earnings (deficit)                           17,877       26,622            (26,622)                 17,877
                                                        --------     --------           --------                --------
Shareholders' equity                                     189,871       95,101            (95,101)                189,871
                                                        --------     --------           --------                --------

Total liabilities and shareholders' equity              $243,858     $112,905           $ 15,022                $371,785
                                                        ========     ========           ========                ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                                 NCO GROUP, INC.
                   Pro Forma Consolidated Statement of Income
                  For the Nine Months Ended September 30, 1998
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                              NCO               TRC                 FCA              MedSource
                                                           Historical       Historical(2)       Historical(3)      Historical(4)
                                                           ----------       -------------       -------------      -------------
Revenue .................................................  $118,019            $788               $19,340             $11,028

Operating costs and expenses:
    Payroll and related expenses ........................    60,722             429                14,267               6,073
    Selling, general and administrative expenses ........    34,709             162                 8,995               3,751
    Depreciation and amortization expense ...............     4,927               7                 2,973                 667
                                                           --------            ----               -------             -------
         Total operating costs and expenses .............   100,358             598                26,235              10,491
                                                           --------            ----               -------             -------
Income (loss) from operations ...........................    17,661             190                (6,895)                537

Other income (expense):
    Interest and investment income ......................       810               -                   107                  40
    Interest expense ....................................    (1,283)              -                  (135)             (1,088)
                                                           --------            ----               -------             -------
                                                               (473)              -                   (28)             (1,048)
                                                           --------            ----               -------             -------
Income (loss) before provision for income taxes .........    17,188             190                (6,923)               (511)

Income tax expense (benefit) ............................     7,274               -                   132                (145)
                                                           --------            ----               -------             -------

Net  income (loss) ......................................  $  9,914            $190               $(7,055)            $  (366)
                                                           ========            ====               =======             =======

Net income per share:
    Basic ...............................................  $   0.65
                                                           ========
    Diluted .............................................  $   0.63
                                                           ========

Weighted average shares outstanding:
    Basic ...............................................    15,256
                                                           ========
    Diluted .............................................    15,769
                                                           ========

[RESTUBED TABLE FOR ABOVE]

                                                                                                                      Pro Forma
                                                             MSC          Acquisition                    Offering         As
                                                          Historical      Adjustments    Pro Forma    Adjustments(10)  Adjusted
                                                          ----------      -----------    ---------    ---------------  --------

Revenue .................................................  $78,105        $(1,865)(5)     $225,415        $   -        $225,415
Operating costs and expenses:
    Payroll and related expenses ........................   48,340              -          129,831            -         129,831
    Selling, general and administrative expenses ........   21,299              -           68,916            -          68,916
    Depreciation and amortization expense ...............    5,264         (3,810)(6)       10,028            -          10,028
                                                           -------        -------         --------        -----        --------
         Total operating costs and expenses .............   74,903         (3,810)         208,775            -         208,775
                                                           -------        -------         --------        -----        --------
Income (loss) from operations ...........................    3,202          1,945           16,640            -          16,640

Other income (expense):
    Interest and investment income ......................        -            (69)(7)          888            -             888
    Interest expense ....................................        -         (8,110)(8)      (10,616)        2,450         (8,166)
                                                           -------        -------         --------        -----        --------
                                                                 -         (8,179)          (9,728)        2,450         (7,278)
                                                           -------        -------         --------        -----        --------
Income (loss) before provision for income taxes .........    3,202         (6,234)           6,912         2,450          9,362

Income tax expense (benefit) ............................    1,313         (4,889)(9)        3,685           980          4,665

Net  income (loss) ......................................  $ 1,889        $(1,345)        $  3,227        $1,470       $  4,697
                                                           -------        -------         --------        -----        --------

Net income per share:
    Basic ...............................................                                 $   0.21                     $   0.26 (11)
                                                                                          ========                     ========
    Diluted .............................................                                 $   0.20                     $   0.26 (11)
                                                                                          ========                     ========
Weighted average shares outstanding:
    Basic ...............................................                                   15,256                       17,826 (12)
                                                                                          ========                     ========
    Diluted .............................................                                   15,769                       18,339 (12)
                                                                                          ========                     ========

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                                                            NCO           1997 Acquisitions        1998 Pre-MSC              MSC
                                                         Historical         Historical(13)       Acquisitions(14)        Historical
                                                         ----------       -----------------      ----------------        ----------
Revenue ...............................................   $85,284              $ 8,621                $94,490               $96,697

Operating costs and expenses:
    Payroll and related expenses ......................    42,502                5,656                 54,356                61,217
    Selling, general and administrative expenses ......    27,947                3,731                 32,613                25,258
    Depreciation and amortization expense .............     3,369                  257                  3,048                 5,415
    Reorganization charges ............................         -                    -                  1,517                     -
                                                          -------              -------                -------               -------

         Total operating costs and expenses ...........    73,818                9,644                 91,534                91,890
                                                          -------              -------                -------               -------

Income (loss) from Operations .........................    11,466               (1,023)                 2,956                 4,807

Other income (expense):
    Interest and investment income ....................     1,020                   14                    484                     -
    Interest expense ..................................      (591)                 (12)                (2,538)                    -
    Loss on disposal of fixed assets ..................       (41)                   -                      -                     -
                                                          -------              -------                -------               -------
                                                              388                    2                 (2,054)                    -
                                                          -------              -------                -------               -------

Income before provision fr income taxes: ..............    11,854               (1,021)                   902                 4,807

Income tax expense ....................................     4,780                    -                    129                 1,977
                                                          -------              -------                -------               -------

Net income (loss) .....................................   $ 7,074              $ 1,021)               $   773               $ 2,830
                                                          -------              -------                -------               -------

Net income per share:
    Basic .............................................   $  0.59
                                                          =======
    Diluted ...........................................   $  0.57
                                                          =======

Weighted aveerage shares outstanding

    Basic .............................................    11,941
                                                          =======
    Diluted ...........................................    12,560
                                                          =======

[RESTUBED TABLE FOR ABOVE]

                                                           Acquisition                        Offering          Pro Forma
                                                           Adjustments     Pro Forma      Adjustments (19)     As Adjusted

Revenue ...............................................   $ (1,216)(5)     $ 283,876          $     -            $283,876

Operating costs and expenses:
    Payroll and related expenses ......................          -           163,731                -             163,731
    Selling, general and administrative expenses ......          -            89,549                -              89,549
    Depreciation and amortization expense .............        518 (15)       12,607                -              12,607
    Reorganization charges ............................          -             1,517                -               1,517
                                                          --------         ---------          -------             -------
         Total operating costs and expenses ...........        518           267,404                -             267,404
                                                          --------         ---------          -------             -------
Income (loss) from Operations .........................     (1,734)           16,472                -              16,472

Other income (expense):
    Interest and investment income ....................          -             1,518                -               1,518
    Interest expense ..................................    (13,761)(16)      (16,902)           5,816             (11,086)
    Loss on disposal of fixed assets ..................          -               (41)               -                 (41)
                                                          --------         ---------          -------             -------
                                                           (13,761)          (15,425)           5,816              (9,609)
                                                          --------         ---------          -------             -------

Income before provision fr income taxes: ..............    (15,495)            1,047            5,816               6,863

Income tax expense ....................................     (4,796)(17)        2,090            2,109               4,199
                                                          --------         ---------          -------             -------

Net income (loss) .....................................  $ (10,699)         $ (1,043)         $ 3,707             $ 2,664
                                                          ========         =========          =======             =======

Net income per share:
    Basic .............................................                     $  (0.08)                             $  0.15(20)
    Diluted ...........................................                     $  (0.07)                             $  0.16(20)

Weighted aveerage shares outstanding

    Basic .............................................                       12,732(18)                          17,201 (21)
                                                                             =======                             =======
    Diluted ...........................................                       13,364(18)                          17,833 (21)
                                                                             =======                             =======

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                         Notes to Pro Forma Consolidated
                              Financial Statements
                                   (Unaudited)

(1) Gives effect to the following acquisition related adjustments: (i) the elimination of cash, affiliate receivables and deferred taxes not acquired;
     (ii) the reduction of accounts receivable to conform MSC's revenue recognition policy to that of NCO; (iii) the revaluation of property and equipment to its fair value; (iv) the recognition of goodwill; (v) the debt borrowed against NCO's credit facility to finance the acquisition; and (vi) the accrual of acquisition related expenses. The accrual of acquisition related expenses includes: (i) professional fees related to the acquisition; (ii) termination costs relating to certain redundant personnel immediately eliminated at the time of the MSC acquisition; and (iii) certain future rental obligations attributable to facilities which were closed at the time of the MSC acquisition. The MSC goodwill will be amortized on a straight-line basis over 40 years. All of the MSC goodwill is deductible for income tax purposes. The allocation of the purchase price paid for MSC is as follows (dollars in thousands):

                                                 Sept. 30,
               Acquisition of MSC                  1998
               ------------------               ----------

     Net tangible assets acquired ............   $42,115
     Acquisition related adjustments:
      Cash and cash equivalents ..............    (2,413)
      Accounts receivable, unbilled ..........   (14,200)
      Property, plant and equipment ..........    (6,145)
      Affiliate receivable ...................   (12,745)
      Accrued acquisition expenses ...........   (11,516)
      Deferred taxes .........................     8,893
     Goodwill ................................   103,511
                                                 -------
     Cash paid for MSC......................    $107,500
                                                ========

(2) Represents the historical results of operations of TRC from January 1, 1998 to February 5, 1998, the period prior to the acquisition.

(3) Includes adjustments required to convert FCA's historical results of operations from January 1, 1998 to May 4, 1998, the period prior to the acquisition, to U.S. GAAP and gives effect to the conversion from Canadian dollars to U.S. dollars, based on the applicable exchange rate.

(4) Represents the historical results of operations of MedSource from January 1, 1998 to June 30, 1998, the period prior to the acquisition.

(5) Gives effect to the reduction of revenue to conform MSC's revenue recognition policy to that of NCO.

(6) Gives effect to: (i) the increase in amortization expense assuming the TRC, FCA, MedSource and MSC acquisitions had occurred on January 1, 1998; and
     (ii) the elimination of depreciation and amortization expense related to assets revalued or not acquired, as follows (dollars in thousands):

                                      Adjustment    Adjustment
                                      to Increase   to Decrease        Net
              Acquisition            Amortization   Depreciation    Adjustment
     ----------------------------    ------------   ------------   -----------

     TRC.........................       $   45      $    (3)         $    42
     FCA.........................          684       (2,785)          (2,101)
     MedSource...................          304         (129)             175
     MSC.........................          831       (2,757)          (1,926)
                                        ------      -------           ------
                                        $1,864      $(5,674)         $(3,810)
                                        ======      =======          =======

(7) Reflects the elimination of interest income on funds assumed to be used for the TRC acquisition as if it occurred on January 1, 1998.

(8) Reflects interest expense on borrowings related to the FCA, MedSource and MSC acquisitions as if they occurred on January 1, 1998. The interest expense was calculated using an estimated interest rate of 7.7% and outstanding debt of $69.0 million, $35.0 million and $107.5 million, respectively.

(9) Adjusts the estimated income tax expense, after giving consideration to non-deductible goodwill expense, as if the TRC, FCA, MedSource and MSC acquisitions occurred on January 1, 1998.

(10) Reflects the elimination of interest expense on debt assumed to be repaid with a portion of the proceeds from the Company's June 1998 public offering of 4,469,366 shares of common stock, including the 469,366 shares of common stock sold in July 1998 in connection with the underwriters' exercise of the over-allotment option, at a price to the public of $21.50 (the "1998 Offering") as if it occurred on January 1, 1998.

(11) Includes: (i) payroll and related expenses of $6.5 million attributable to certain redundant personnel costs immediately eliminated at the time of the FCA, MedSource and MSC acquisitions; and (ii) rental and related operating costs of $3.4 million attributable to facilities which were closed at the time of the FCA, MedSource and MSC acquisitions. Net income per share basic and net income per share - diluted would have been $0.60 and $0.58, respectively, on a pro forma basis assuming the acquisitions occurred on January 1, 1998 and those costs had not been incurred.

(12) Gives effect to the issuance of 4,469,366 shares of common stock, including the 469,366 shares of common stock sold in July 1998 in connection with the underwriters' exercise of the over-allotment option, in connection with the 1998 Offering as if it occurred on January 1, 1998.

(13) Represents the combined historical results of operations of the 1997 Acquisitions for the periods prior to their acquisition by NCO, as follows (dollars in thousands):

                                                                          Pre-Acquisition
                                                              ------------------------------------
                                                                        Income (Loss)        Net
                                                Date of                     From            Income
          1997 Acquisitions                   Acquisition    Revenue     Operations         (Loss)
     --------------------------               -----------    -------    -------------       ------
     Tele-Research.............                 1/30/97      $  296      $    97          $    97
     CMS A/R...................                 1/31/97         539           53               53
     CRWCD.....................                  2/2/97       2,006           (7)              (8)
     CAC.......................                 10/1/97       1,570         (403)            (391)
     AFS.......................                 10/1/97       4,210         (763)            (772)
                                                             ------      -------          -------
                                                             $8,621      $(1,023)         $(1,021)
                                                             ======      =======          =======

(14) Represents the combined historical results of operations of the 1998 Pre-MSC Acquisitions for the year ended December 31, 1997, as follows (dollars in thousands):

                                                                      Pre-Acquisition
                                                       -------------------------------------------
                                                                     Income (Loss)            Net
                                       Date of                           From               Income
     1998 Pre-MSC Acquisitions       Acquisition       Revenue        Operations            (Loss)
     -------------------------       -----------       -------       -------------          ------
     AFECD....................          1/1/98         $ 1,562               $ 272          $  272
     TRC......................          2/2/98           7,993               1,274           1,274
     FCA * ...................          5/5/98          62,224                 236             (88)
     MedSource Pro Forma ** ..          7/1/98          22,711               1,174            (685)
                                                       -------              ------          ------
                                                       $94,490              $2,956          $  773
                                                       =======              ======          ======
                                      F-20

     * Includes adjustments required to convert FCA's historical results of operations for the year ended December 31, 1997 to U.S. GAAP and gives effect to the conversion from Canadian dollars to U.S. dollars, based on the applicable exchange rate.

     ** Represents the historical results of operations of MedSource for the year ended December 31, 1997 with pro forma adjustments to present the acquisitions completed by MedSource in 1997 (the "MedSource Acquisitions") as if they occurred on January 1, 1997, as follows (dollars in thousands):

                                                                              Income (Loss)      Net
                                                      Date of                     From          Income
            MedSource Pro Forma                    Acquisition    Revenue      Operations       (Loss)
    -------------------------------------------   ------------  ----------  ---------------  -------------
    MedSource Historical.......................       7/1/98      $12,458        $  76        $  (360)

     MedSource Acquisitions*:
       Healthcare Business Management Ltd.
         And ECC of Pittsburgh, Inc............       7/1/97          975         (262)          (180)
       World Credit, Inc..........................    7/1/97        2,865          285            232
       MAC/TCS, Inc............................      8/30/97        4,790          852            483
       AllStates Credit Services, Inc. ...........   10/1/97        1,623          578            327
     Pro Forma Adjustments **.................                          -         (355)        (1,187)
                                                                 --------      -------       --------
                                                                 $ 22,711      $ 1,174       $  (685)
                                                                 ========      =======       =======

     * All of MedSource's acquisitions were accounted for under the purchase method of accounting with the results of the acquired companies included in MedSource's historical statements of income beginning on the date of acquisition.

     **Reflects: (i) amortization expense assuming the MedSource Acquisitions occurred on January 1, 1997; and (ii) interest expense on acquisition-related borrowings as if the MedSource Acquisitions had occurred on January 1, 1997.

(15) Gives effect to: (i) the increase in amortization expense assuming the 1997 Acquisitions, the 1998 Pre-MSC Acquisitions, and the MSC acquisition had occurred on January 1, 1997; and (ii) the elimination of depreciation and amortization expense related to assets revalued or not acquired.

(16) Reflects interest expense on borrowings related to the 1997 Acquisitions, the 1998 Pre-MSC Acquisitions, and the MSC acquisition as if they occurred on January 1, 1997. The interest expense was calculated using an estimated interest rate of 7.7% and outstanding debt of $69.0 million, $35.0 million and $107.5 million for the FCA, MedSource and MSC acquisitions, respectively.

(17) Adjusts the estimated income tax expense, after giving consideration to non-deductible goodwill expense, as if the 1997 Acquisitions, the 1998 Pre-MSC Acquisitions, and the MSC acquisition occurred on January 1, 1997.

(18) Gives effect to: (i) the issuance of 517,767 shares of common stock and warrants exercisable for 375,000 shares of common stock in connection with the acquisition of CRWCD; (ii) the issuance of 1,425,753 shares of common stock in the July 1997 offering at the public offering price of $19.67 per share (the "1997 Offering") which, net of the underwriting discount and offering expenses paid by NCO, would be sufficient to repay acquisition related debt of $8.4 million and to fund the acquisitions of AFECD and TRC; and (iii) the issuance of 46,442 shares of common stock issued in connection with the acquisition of AFS.

(19) Reflects the elimination of interest expense on debt assumed to be repaid with a portion of the proceeds from the 1998 Offering, including the shares of common stock sold in July 1998 in connection with the underwriters' exercise of the over-allotment option.

(20) Includes: (i) payroll and related expenses of $12.9 million attributable to certain redundant personnel costs immediately eliminated at the time of the 1997 Acquisitions, the 1998 Pre-MSC Acquisitions, and the MSC acquisition; and (ii) rental and related operating costs of $3.8 million attributable to facilities which were closed at the time of the 1997 Acquisitions, the 1998 Pre-MSC Acquisitions, and the MSC acquisition. Net income per share - basic and net income per share - diluted would have been $0.77 and $0.75, respectively, on a pro forma basis assuming the acquisitions occurred on January 1, 1997 and those costs had not been incurred.

(21) Gives effect to the issuance of 4,469,366 shares of common stock in the 1998 Offering, including the 469,366 shares of common stock sold in July 1998 in connection with the underwriters' exercise of the over-allotment option, as if it occurred on January 1, 1997.

                                      F-22